                                                            EXHIBIT 11

                                   NVR, INC.
                       Computation of Earnings Per Share
               (amounts in thousands, except per share amounts)

                                              THREE MONTHS ENDED SEPT. 30,     NINE MONTHS ENDED SEPT. 30,
                                              ---------------------------      ---------------------------
                                                  1998        1997                 1998         1997
                                              ----------  ----------           ----------    ---------
1.  Net income                                  $24,753     $ 9,006              $44,365       $23,812
                                                =======     =======              =======       =======
2.  Average number of shares
     outstanding                                 10,994      11,682               11,248        12,051

3.  Shares issuable upon exercise
     of dilutive options, warrants and
     subscriptions outstanding during
     period, based on average market
     price                                        2,269       1,531                2,111         1,212
                                                -------     -------              -------       -------

4.  Average number of shares
     and share equivalents outstanding
     (2 + 3)                                     13,263      13,213               13,359        13,263
                                                =======     =======              =======       =======

5.  Basic earnings per share (1/2)              $  2.25     $  0.77              $  3.94       $  1.98
                                                =======     =======              =======       =======

6.  Diluted earnings per share (1/4)            $  1.87     $  0.68              $  3.32       $  1.80
                                                =======     =======              =======       =======

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